                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  - - - - - - - - - - - - - - - - - - - - - - -
                                  SCHEDULE 14A
                     Information Required In Proxy Statement

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                  - - - - - - - - - - - - - - - - - - - - - - -

Filed by the Registrant [X]

Check the appropriate box:

[X]     Preliminary Proxy Statement

[_] Confidential, For use of the Commission only (as permitted by Rule 14a-6(e)(2))

[_]     Definitive Proxy Statement

[_]     Definitive Additional Materials

[_]     Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12



                        PACIFICHEALTH LABORATORIES, INC.
         --------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[_]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

[_]     Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

        2)  Form, Schedule or Registration Statement No.:

        3)  Filing Party:

        4)  Date Filed:

                        PACIFICHEALTH LABORATORIES, INC.

                          1480 Route 9 North, Suite 204
                              Woodbridge, NJ 07095

                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 22, 2001


TO THE STOCKHOLDERS OF PACIFICHEALTH LABORATORIES, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PACIFICHEALTH LABORATORIES, INC. (the "Company") will be held at the Woodbridge Hilton, 120 Wood Avenue South, Iselin, New Jersey 08830 on August 22, 2001 at 10:00 a.m., local time, for the following purposes:

1. To elect five (5) directors;

2. To approve an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of common stock to 50,000,000.

3. To ratify the appointment of Larson, Allen, Weishair & Co., LLP as independent auditors for the Company for the fiscal year ending December 31, 2001; and

4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has established the close of business on July 20, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments thereof. In order that the meeting can be held and a maximum number of shares can be voted, whether or not you plan to be present at the meeting in person, please fill in, date and sign, and promptly return the enclosed Proxy in the return envelope provided for your use. No postage is required if mailed in the United States.


                                            By order of the Board of Directors,



                                            David Portman, Secretary

July 27, 2001

                        PACIFICHEALTH LABORATORIES, INC.

                          1480 Route 9 North, Suite 204
                              Woodbridge, NJ 07095
                                 (732) 636-6141



                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                 August 22, 2001

         The enclosed Proxy is solicited on behalf of the Board of Directors of PACIFICHEALTH LABORATORIES, INC. (the "Company") for use at the Annual Meeting of Stockholders on August 22, 2001 (such meeting and any adjournment or adjournments thereof are referred to as the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. This Proxy Statement and the enclosed Proxy are being mailed to stockholders on or about August 1, 2001.

         Proxies properly executed and timely returned will be voted at the Annual meeting in accordance with the directions on the Proxy. If no direction is indicated on the Proxy, the shares will be voted for the election of the nominees named as directors of the Company, for all of the proposals described in this Proxy Statement, and on other matters presented for a vote, if any, in accordance with the judgment of the persons acting as proxy.

Voting Securities and Votes Required

         Only the holders of shares of common stock, par value $.0025 per share (the "Common Stock"), of the Company (the "Shares") of record at the close of business on July 20, 2001 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting. On that date, there were 5,825,078 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to cast one vote for the election of up to five nominees for the Board of Directors and to cast one vote on each other matter to be considered. The five (5) nominees for the Board of Directors receiving the highest number of affirmative votes of the Shares present or represented and entitled to be voted shall be elected as directors. The other proposals presented in this Proxy Statement require affirmative vote of the majority of the shares present at the meeting in person or by proxy.

         The presence, in person or by proxy, of the holders of a majority of outstanding Shares will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld from any director, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. On any matters other than election of directors presented to stockholders, abstentions will be counted, and broker non-votes will not be counted for purposes of determining whether a proposal has been approved. Abstentions will have the same effect as negative votes.

         Stockholders do not have cumulative voting rights.

Revocability of Proxy

         Execution of the enclosed Proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. A stockholder, in exercising his right to vote in person at the Annual Meeting, effectively revokes all previously executed Proxies. In addition, the Proxy is revocable at any time prior to the effective exercise thereof by filing notice of revocation with the Secretary of the Company or by filing a duly executed Proxy bearing a later date.

Persons Making the Solicitation

         The solicitation of Proxies is being made by the Company. The cost of such solicitation, including the actual expenses incurred by brokerage houses, nominees and fiduciaries in forwarding Proxy materials to beneficial owners, will be borne by the Company. In addition to solicitation by mail, certain officers and other employees of the Company may solicit Proxies in person, by mail, or by telephone, but such persons will not be separately compensated for these services.

Security Ownership of Certain Beneficial Owners and Management

         As of July 20, 2001, the Company had 5,825,078 shares of Common Stock outstanding. The following Table sets forth information concerning the present ownership of the Company's Common Stock by each person known to the Company to be the beneficial owner of more than five percent of the Common Stock, by each of the Company's directors and executive officers, and by the Company's directors and executive officers, as a group.

                                    Common Stock (1)           Common Stock (1)
Name and Address               Amount Beneficially Owned     Percentage of Class
----------------               -------------------------     -------------------

5% Beneficial Owners
--------------------
GlaxoSmithKline PLC                     541,711                     9.3%
Glaxo Wellcome House
Berkeley Avenue
Greenford, Middlesex
England UB6 0NN

Jemison Investment Co.                  320,922                     5.5%
2001 Park Place, Suite 320
Birmingham, AL 35203

Jonathan D. Rahn (2)                    483,000                     8.0%
3624 Royal Palm Ave.
Coconut Grove, FL 33133

                                    Common Stock (1)           Common Stock (1)
Name and Address               Amount Beneficially Owned     Percentage of Class
----------------               -------------------------     -------------------

Officers and Directors
----------------------

Robert Portman (3)                     2,019,767                    30.5%
President, Chief Executive
Officer, and a Director
188 Igoe Road
Morganville, NJ 07751

Stephen P. Kuchen (4)                     35,000                      *
Vice President, Chief
Financial Officer, and
a Director
39 Overbrook Drive
Colonia, NJ 07067

David I. Portman (5)                     298,000                     5.0%
Secretary and a Director
154 Stanwick Court
Holmdel, NJ 07733

T. Colin Campbell (6)                    177,954                     3.0%
Director
26 Beckett Way
Ithaca, NY 14850

Irving Tabachnick (7)                     15,000                      *
Director
9 Woodland Avenue
North Caldwell, NJ 07006

Executive Officers and                 2,545,721                    37.5%
Directors, as a group (5 person)

 *       Less than one percent

(1) Common Stock which is issuable upon the exercise of a stock option which is presently exercisable or which becomes exercisable within sixty days is considered outstanding for the purpose of computing the percentage ownership (x) of persons holding such options, and (y) of officers and directors as a group with respect to all options held by officers and directors.

(2) Includes (i) a presently-exercisable option issued pursuant to the Company's 1995 Incentive Stock Option Plan ("1995 Plan Option") to acquire 190,000 shares at a price of $2.00 per share, and (ii) a presently-exercisable 1995 Plan Option to acquire an additional 50,000 shares at a price of $2.25 per share.

(3) Includes (i) a presently-exercisable 1995 Plan Option to acquire 200,000 shares at a price of $2.25 per share, (ii) a presently-exercisable 1995 Plan Option to acquire an additional 100,000 shares at a price of $1.75 per share, (iii) a presently-exercisable 1995 Plan Option to acquire an additional 275,000 shares at a price of $2.50 per share, and (iv) a presently-exercisable 1995 Plan Option to acquire an additional 225,000 shares at a price of $1.00 per share. Does not include (a) 200,000 shares of Common Stock owned by Jennifer Portman, Dr. Portman's wife, individually and as Trustee for his and her minor children, as to which Dr. Portman disclaims beneficial ownership, and (b) an option issued under Dr. Portman's 2001 Employment Agreement to acquire an additional 460,000 shares under the Company's 2000 Incentive Stock Option Plan at a price of $0.313 per share, which is not vested, and does not vest within sixty days.

(4) Includes (i) a presently-exercisable 1995 Plan Option to acquire 10,000 shares at $3.25 per share, and (ii) a presently-exercisable 1995 Plan Option to acquire an additional 25,000 shares at $2.375 per share. Does not include a 1995 Plan Option to acquire 10,000 shares at $0.313, which is not vested, and does not vest within sixty days.

(5) Includes a presently-exercisable 1995 Plan Option to acquire 5,000 shares at a price of $2.25 per share and a presently-exercisable warrant to acquire 100,000 shares at a price of $0.875 per share. Does not include a 1995 Plan Option to acquire 10,000 shares at $0.313, which is not vested, and does not vest within sixty days.

(6) Includes (i) a presently-exercisable 1995 Plan Option to acquire 5,000 shares at a price of $2.25 per share, and (ii) a presently-exercisable 1995 Plan Option to acquire an additional 5,000 shares at a price of $2.00 per share. Does not include (a) 38,900 shares of Common Stock owned by Dr. Campbell's wife, (b) 160,521 shares of Common Stock owned by Dr. Campbell's adult children, as to which he disclaims beneficial ownership and (c) a 1995 Plan Option to acquire 10,000 shares at $0.313, which is not vested, and does not vest within sixty days.

(7) Includes a presently-exercisable 1995 Plan Option to purchase 5,000 shares at a price of $2.25. Does not include a 1995 Plan Option to acquire 10,000 shares at $0.313, which is not vested, and does not vest within sixty days.


Change of Control

         There are no arrangements known to the Company, the operation of which may result in a change in control of the Company.

                            1. ELECTION OF DIRECTORS

         Five directors are to be elected at the Annual Meeting. The persons named as Proxies for this Annual Meeting intend to vote in favor of the election of the following nominees as directors of the Company. If you do not wish your shares to be voted for any of the nominees, you may so indicate on the proxy. All directors will be elected to hold office until the next annual meeting of stockholders in 2002 and until their successors are duly elected and qualified.

All of the nominees are presently serving as directors of the Company. Each of the nominees has consented to serve if elected. However, if any of the nominees should become unavailable prior to the election, the holder of the Proxies may vote the Proxies for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors to be elected. At this time, the Board of Directors knows of no reason why any nominee may be unavailable to serve.

         The Board of Directors unanimously recommends that Stockholders vote FOR the election of the slate of nominees set forth in this Proposal. Proxies received by the Board will be so voted unless Stockholders specify otherwise on their Proxy cards. The five nominees receiving the highest number of affirmative votes of the Shares present or represented and entitled to be voted shall be elected as directors.

         The nominees of the Board of Directors are as follows:

         Dr. Robert Portman, age 57, was appointed to the Board of Directors in April 1995. Dr. Portman has also served as President, Treasurer and Chairman of the Board of Directors of the Company since its inception. Dr. Portman has a PhD in Biochemistry and worked as a senior scientist at Schering Laboratories before co-founding M.E.D. Communications in 1974 with his brother, David Portman. In 1987, Dr. Portman started a consumer agency and, in 1993, he merged both agencies to form C&M Advertising. C&M Advertising, with billings in excess of $100 million, handled national advertising for such diverse accounts as Berlex Laboratories, Ortho-McNeil Laboratories, Tetley Tea, Radisson Hotels and HIP of New Jersey. Effective June 1, 1995, Dr. Portman relinquished his responsibilities as Chairman of C&M Advertising (which since has been renamed "The Sawtooth Group") to assume his present positions with the Company on a full time basis, and, in September 1996, Dr. Portman sold his interest in that company.

         Stephen P. Kuchen, age 40, joined the Company in February 2000 as Controller, and was appointed a director in June 2000 to fill a vacancy. At that time, he also was appointed Vice President - Finance and Chief Financial Officer of the Company. Prior to joining the Company, from 1996 to 1999, Mr. Kuchen was employed as the Controller of Able Laboratories, a publicly-traded manufacturer of generic pharmaceuticals. Prior to his employment by Able Laboratories, Mr. Kuchen was the Controller of Jerhel Plastics, a privately-owned manufacturer of women's compact cases from 1993 to 1996. Mr. Kuchen is a graduate of Seton Hall University in South Orange, NJ, and is a Certified Management Accountant.

         David I. Portman, age 60, has served as Secretary and a director of the Company from its inception. Mr. Portman has a BS in Pharmacy and an MBA. He worked as a sales representative and marketing manager for Eli Lilly, Beecham-Massengill, Winthrop Laboratories and Sandoz Pharmaceuticals before co-founding M.E.D. Communications in 1974. In 1988, Mr. Portman sold his interest in M.E.D. Communications to Robert Portman, and became President of TRIAD Development, a real estate company that has numerous commercial and rental properties in New Jersey, a position that he still holds. Mr. Portman also has served as a director of First Montauk Securities Corp. since 1993.

         Dr. Robert Portman and David Portman are brothers.

         Dr. T. Colin Campbell, age 67, has served as a director of the Company since its inception. Dr. Campbell also serves as Chairman of the Company's U.S. Scientific Advisory Board. Dr. Campbell has been Jacob Gould Schurman Professor of Nutritional Biochemistry of Cornell University since 1985. Over the past three decades, Dr. Campbell has been directing research correlating diet, lifestyle and disease. In 1979, Dr. Campbell, with the encouragement of the Chinese government, initiated the largest epidemiological study ever undertaken focusing on the relationship between nutrition and disease. The China-Cornell Research Project is expected to continue well into the 21st Century. Dr. Campbell is an honorary professor at the Chinese Academy of Preventive Medicine.

         Dr. Irving I.A. Tabachnick, age 76, was elected a director of the Company in December 1997. Dr. Tabachnick has served as a consultant to Schering Plough Corporation, a New York Stock Exchange listed company, since 1989. Prior to 1989, he was employed by Schering Plough Corporation in a number of positions, including Vice President -- Drug Safety and Metabolism, Senior Director -- Biological Research and Development, and Director -- Biological Sciences and Director -- Physiology and Biochemistry.

         Dr. Robert Portman and Mr. Kuchen are the only executive officers of the Company.

Committees and Meetings of the Board of Directors

         The Board of Directors took action by unanimous consent in lieu of meeting five times in 2000, and met once during the year with all members except Mr. Campbell in attendance. The Company's Audit Committee, the members of which during 2000 were T. Colin Campbell, Irving I.A. Tabachnick and Stephen P. Kuchen, met once in 2000, with all members except Mr. Campbell in attendance.

Audit Committee

         The Board of Directors has established one committee, the Audit Committee. The Audit Committee consists of Dr. Tabachnick, Dr. Campbell and Mr. Kuchen. Dr. Tabachnick and Dr. Campbell meet the definition of "Independent Director" found in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. Mr. Kuchen is not considered independent under these standards due to the fact that he is an employee and executive officer of the Company.

         The Board of Directors has adopted an Audit Committee Charter, a copy of which, as currently in effect, is attached to this Proxy Statement as Exhibit A.

Audit Committee Report

To the Board of Directors of
PacificHealth Laboratories, Inc.:

         The Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2000 with management. The Audit Committee has discussed with Larson, Allen, Weishair & Co., LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from Larson, Allen, Weishair & Co., LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with Larson, Allen, Weishair & Co., LLP that firm's independence. The Audit Committee has also discussed with the Company's management and with the auditing firm such other matters and received such assurances from them as we deemed appropriate.

         Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for fiscal 2000 for filing with the Securities and Exchange Commission.


                        Submitted by the Audit Committee:
                             Irving I.A. Tabachnick
                                T. Colin Campbell
                                Stephen P. Kuchen

The foregoing report of the Audit Committee shall not be deemed to be soliciting material, to be filed with the Securities and Exchange Commission ("SEC") or to be incorporated by reference into any of the Company's future filings with the SEC, except as may be explicitly specified by the Company in any future filing.

Directors' Compensation

          The Company has no standard arrangements for the compensation of its directors for their service as directors. Directors are eligible to receive options under the Company's option plans. None of the directors received any compensation in 2000, in either cash or options, for their service as directors. Mr. Kuchen and Dr. Robert Portman receive compensation in their capacities as officers, which is discussed below.

                             EXECUTIVE COMPENSATION

Employment Agreements

         Robert Portman is the only executive officer of the Company with a fixed-term employment agreement. Under a new 2001 Employment Agreement, Dr. Portman is employed for a two-year term commencing January 1, 2001. The Employment Agreement originally provided for an annual salary of $200,000. At the time the Employment Agreement was approved, the Company and Dr. Portman recognized that $200,000 was a below market salary for an officer who fulfills all of the functions that Dr. Portman fulfills for the Company, and that Dr. Portman was accepting this salary due to the financial condition of the Company at that time. The Employment Agreement gave Dr. Portman the right to request a renegotiation of his salary if the Company's financial situation improved. In late June, 2001, the Board of Directors, with both independent directors concurring, determined that the Company's financial situation had improved and increased Dr. Portman's salary to $275,000 annually, retroactive to January 1, 2001.

         Dr. Portman's 2001 Employment Agreement provides for a re-pricing of the grant of options issued under his 1998 Employment Agreement to purchase up to 475,000 shares of Common Stock, from $6.00 to $0.313 per share, the market price of the stock at December 31, 2000. These options are fully vested. These options were exercised on April 9, 2001. Dr. Portman's 2001 Employment Agreement also provides for a grant of options under the Company's 2000 Incentive Stock Option Plan to purchase up to an additional 460,000 shares of Common Stock priced at $0.313 per share, the market price of stock at December 31, 2000. This option vests as to one-half of the shares issuable upon full exercise of the option as of the first and second anniversaries of the effective date of the employment agreement, provided that Dr. Portman is employed by the Company at such dates. To the extent not previously vested, the option also will vest if Dr. Portman's employment is terminated by the Company without cause or by Dr. Portman with cause. In addition, if Dr. Portman's employment is terminated by the Company without cause, or by Dr. Portman with cause, Dr. Portman will be entitled to receive a lump sum payment of an amount equal to the lesser of full salary for one year or for the remaining term of the agreement.


Summary Compensation of Executive Officers

         The following table sets forth information concerning compensation paid to Robert Portman, Stephen P. Kuchen, Vice President - Finance and CFO, and Jonathan Rahn, former Executive Vice President of the Company, in 2000, 1999 and 1998. No executive officers of the Company other than Dr. Portman and Mr. Rahn received compensation of $100,000 or more in fiscal 2000, 1999 and 1998:

                           Summary Compensation Table

----------------------------------------------------------------------------------------------------------------------
                                     Annual Compensation                Long Term Compensation
                              ---------------------------------------------------------------------------
                                                                   Awards                      Payouts
                                                                   --------------------------- ----------
                                                                                Securities
                                                      Other                     Under-
                                                      Annual       Restricted   lying                     All Other
Name and                                              Compen-      Stock        Options/       LTIP       Compen-
Principal                     Salary          Bonus   Sation       Award(s)     SARs           Payouts    sation
Position             Year     ($)             ($)     ($)          ($)          (#)            ($)        ($)

(a)                  (b)      (c)             (d)     (e)          (f)          (g)            (h)        (i)
-------------------- -------- --------------- ------- ------------ ------------ -------------- ---------- ------------
Robert Portman,      2000     200,000         -0-     (1)          -0-          275,000(2)     -0-        -0-
President            -------- --------------- ------- ------------ ------------ -------------- ---------- ------------
                     1999     150,000         -0-     (1)          -0-          300,000        -0-        -0-
                     -------- --------------- ------- ------------ ------------ -------------- ---------- ------------
                     1998     150,000         -0-     (1)          -0-          -0-            -0-        -0-
-------------------- -------- --------------- ------- ------------ ------------ -------------- ---------- ------------
Stephen Kuchen,      2000      72,452(3)      -0-     (1)          -0-           35,000        -0-        -0-
Vice President
-------------------- -------- --------------- ------- ------------ ------------ -------------- ---------- ------------
Jonathan Rahn,       2000      35,417(4)      -0-     27,500(5)    -0-          -0-            -0-        -0-
Executive Vice       -------- --------------- ------- ------------ ------------ -------------- ---------- ------------
President            1999     103,333         -0-     (2)          -0-           50,000        -0-        -0-
                     -------- --------------- ------- ------------ ------------ -------------- ---------- ------------
                     1998     125,000         -0-     (2)          -0-          -0-            -0-        -0-
-------------------- -------- --------------- ------- ------------ ------------ -------------- ---------- ------------

(1)  Less than 10% of annual salary and bonus.

(2) Subsequent to the end of the fiscal year, 475,000 options issued to Dr. Portman prior to 1999 were re-priced, as discussed above under "Employment Agreements".
(3) Mr. Kuchen joined the Company in February 2000. His salary was increased to $85,000 annually upon becoming Chief Financial Officer on June 1, 2000 and to $100,000 annually as of July 1, 2001.
(4)  Jonathan Rahn resigned from the Company effective May 31, 2000.
(5) Jonathan Rahn was engaged as a consultant to the Company from June 1, 2000 through October 31, 2000.

Stock Options

         The following table sets forth certain information regarding options granted in fiscal 2000:

                      Option/SAR Grants in Fiscal Year 2000
                               (Individual Grants)
--------------------------------------- -------------------- -------------------- ----------------- ------------------
                                                             Percent Of
                                        Number of            Total
                                        Securities           Options/SARs
                                        Underlying           Granted to           Exercise Or
                                        Options/SARs         Employees In         Base Price        Expiration
Name                                    Granted (#)          Fiscal Year          ($/Sh)            Date
(a)                                     (b)                  (c)                  (d)               (e)
--------------------------------------- -------------------- -------------------- ----------------- ------------------
Robert Portman                           275,000                   66.6%          $2.50             06/01/05
--------------------------------------- -------------------- -------------------- ----------------- ------------------
Stephen P. Kuchen                         10,000                    2.4%          $3.25             02/11/05
--------------------------------------- -------------------- -------------------- ----------------- ------------------
Stephen P. Kuchen                         25,000                    6.1%          $2.375            05/11/05
--------------------------------------- -------------------- -------------------- ----------------- ------------------

         Dr. Portman's options vested immediately upon issuance. Mr. Kuchen's options vest over a period of one year.

         The following table sets forth information with respect to the number of unexercised options and the value of unexercised "in-the-money" options held by Robert Portman and Stephen Kuchen at December 31, 2000.

             Aggregated Option/SAR Exercises in Fiscal Year 2000 and
                          Option/SAR Values at 12/31/00

------------------------------ ------------ ----------- ------------------------------- ------------------------------
                                                        Number of Securities            $ Value of Unexercised In-
                               Shares                   Underlying Unexercised          the-Money Options/SARs
                               Acquired                 Options/SARs At 12/31/00        At 12/31/00
                               On           Value       Exercisable/                    Exercisable/
                               Exercise     Realized    Unexercisable                   Unexercisable
Name                           (#)          ($)         (#)                             ($)
(a)                            (b)          (c)         (d)                             (e)
------------------------------ ------------ ----------- -------------- ---------------- -------------- ---------------
                                                        Exercisable    Unexercisable    Exercisable    Unexercisable
------------------------------ ------------ ----------- -------------- ---------------- -------------- ---------------
Robert Portman                 -0-          -0-         1,275,000      -0-               -0-           -0-
------------------------------ ------------ ----------- -------------- ---------------- -------------- ---------------
Stephen Kuchen                 -0-          -0-         -0-            35,000            -0-           -0-
------------------------------ ------------ ----------- -------------- ---------------- -------------- ---------------

         For the purpose of computing the value of "in-the-money" options at December 31, 2000, in the above table, the fair market value of the Common Stock at such date is deemed to be $0.313 per share, the closing sale price of the Common Stock on such date as reported by Nasdaq.

Report on Repricing of Options/SARs

         In connection with Dr. Portman's new Employment Agreement, options exercisable for 475,000 shares of Common Stock were re-priced from $6.00 per share to $.313 per share effective January 1, 2001. These options were originally issued in connection with Dr. Portman's 1998 employment agreement, and the $6.00 exercise price represented the fair market value of the Company's common stock at that time. The reduced exercise price reflects the fair market value of the stock on December 31, 2000. The Board determined that, in light of the large discrepancy between the fair market value of the shares and the exercise price of the options, repricing was necessary to provide Dr. Portman with appropriate incentives and bring his aggregate compensation in line with appropriate levels.

Certain Relationships and Related Transactions

         During the last two fiscal years, the Company has not entered into any material transactions or series of transactions which, in the aggregate, would be considered material in which any officer, director or beneficial owner of 5% or more of any class of capital stock of the Company had a direct or indirect material interest, nor are any such transactions presently proposed.

Compliance With Section 16(a) of the Securities Exchange Act Of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("10% Stockholders") to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission ("SEC") on Forms 3, 4 and 5. Officers, directors and 10% Stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such reports received by it and/or written representations from officers, directors and 10% Stockholders who did not file reports on Form 5 in respect of fiscal 2000 that a filing was not required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and 10% Stockholders were complied with in a timely manner in 2000.

           2. APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
          INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
                           COMMON STOCK TO 50,000,000

         The Company's current Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares, par value $.0025 per share, of common stock and 1,000,000 shares of preferred stock, par value $.01. Proposal 2 seeks the approval of the Company's Stockholders to amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock to 50,000.000, par value $.0025 per share. Under Delaware law, the Certificate of Incorporation cannot be amended without Stockholder approval.

         As of July 20, 2001, the Company had outstanding, 5,825,078 shares of common stock, and an additional 3,419,750 shares of common stock were reserved to be issued pursuant to outstanding stock options and warrants. The Board of Directors believes that the increase in the number of authorized shares is necessary in order to facilitate the Company's ability to raise capital, to facilitate potential acquisitions and mergers, and to attract qualified employees by offering stock options for shares of common stock as incentive compensation for such persons. The proposed amendment is necessary to authorize shares which will be available for the Company to issue for such purposes without seeking Stockholder approval.

         The Company currently has no definite plans to issue shares for any of these purposes, except to continue to issue options to employees. The authorized but unissued shares will be available for issuance from time to time as may be deemed advisable or required for various purposes by the Board of Directors. The Board would be able to authorize the issuance of shares for these transactions without the necessity and related costs and delays of either calling a special Stockholders' Meeting or waiting for the regularly scheduled Annual Meeting of the Stockholders in order to increase the authorized capital. In some instances, the rules of the NASDAQ Market require Stockholder approval of certain share issuances, notwithstanding the lack of any legal requirement for Stockholder approval, such as in the case of issuance of shares which would result in change of control. If, in a particular transaction, Stockholder approval was required by the NASDAQ rules or the rules of any stock exchange or other market on which the Company's common stock is then listed, the matter would be referred to the Stockholders for their approval. Otherwise, sale and issuance of the authorized, but unissued, shares of common would remain within the discretion of the Board of Directors, in the exercise of their fiduciary duties, and subject to applicable corporate, securities and other laws and regulations.

         Although approval of this Proposal will increase the number of shares of authorized capital stock, it would not immediately result in any change of the voting power or of the equity percentages of the Company owned by the Stockholders prior to the issuance of any new shares. The amendment to increase the authorized shares is not intended to have any anti-takeover effect and is not part of any series of any anti-takeover measures. However, Stockholders should note that the availability of additional authorized but unissued shares of common stock could make any attempt to gain control of the Company or the Board more difficult or time-consuming and that the availability of additional authorized but unisssued shares might make it more difficult to remove management. Although the Board of Directors currently has no intention of doing so, shares of common stock could be issued by the Board to dilute the percentage of common stock owned by a significant shareholder and increase the cost of, or the number of, voting shares necessary to acquire control of the board or to meet the voting requirements imposed by Delaware law with respect to a business combination involving the Company. The Company is not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of the Company's common stock. The Company has no present intention to use the increased authorized common stock for anti-takeover purposes.

 Description of Authorized Classes

         Holders of common stock are entitled to one vote for each share of common stock owned of record on all matters to be voted on by Stockholders, including the election of directors. Holders of common stock do not have cumulative voting rights, pre-emptive or other subscription rights. The holders of common stock are entitled, upon liquidation or dissolution of the Company, to receive pro rata all assets remaining available for distribution to Stockholders.

         The Board of Directors has authority, by Resolution, to issue up to 1,000,000 shares of preferred stock in one or more series and fix the number of shares constituting any such series, the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations, or restrictions thereof, including the dividend rights, dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences of the share constituting any series, without any further vote or action by the Stockholders. For example, the Board of Directors is authorized to issue a series of preferred stock that would have the right to vote on any proposed amendment to the Company's Certificate of Incorporation or any other proposed corporate action, including business combinations.

         The Company in 1995 designated 350,000 shares of the preferred stock as 10% convertible preferred stock. No shares of this series are currently outstanding.


Text of Amendment

         The proposed change would cause ARTICLE FOURTH of the Company's Certificate of Incorporation to be amended to read as follows:

                  FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 51,000,000 shares, consisting of (a) 50,000,000 shares of common stock, par value $.0025 per share, and (b) 1,000,000 shares of preferred stock, par value $.01 per share. The preferred stock may be issued in one or more series, may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as shall be stated in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors of the Corporation.

Certain Other Information

         The following information with respect to the Company's fiscal year ended December 31, 2000 is contained in Exhibit B:

         o The Company's financial statements for the years ended December 31, 1999 and December 31, 2000

         o Management's Discussion and Analysis of Financial Condition and Results of Operations

         o Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The Board Of Directors recommends that you vote FOR the Proposal to increase the Number of Authorized Shares of Common Stock.

                   3. RATIFICATION OF APPOINTMENT OF AUDITORS

         Larson, Allen, Weishair & Co., LLP served as the Company's independent auditors for the audit of the Company's financial statements for 2000, and the Board of Directors has appointed Larson, Allen, as independent auditors for the Company for the fiscal year ending December 31, 2001. A proposal to ratify that appointment will be presented at the Annual Meeting. Larson, Allen has served as the Company's auditors since the Company's incorporation (the firm was formerly known as Schiffman Hughes Brown, P.C.) and has no relationship with the Company other than that arising from its employment as independent auditors. Representatives of Larson, Allen are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from the stockholders. If the appointment of Larson, Allen is not ratified by the stockholders, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to such unfavorable vote.

Fees Paid to Auditors

         The following table presents the aggregate fees billed by Larson, Allen to the Company for services rendered in connection with the audit of the Company's Fiscal Year 2000 financial statements and review of financial statements included in the Company's Forms 10-QSB for 2000, and for other services rendered in 2000.

         Audit Fees                                                     $17,488
         Financial Information Systems Design and Implementation Fees         0
         All other fees                                                   1,862
                                                                        -------

                                    Total                               $19,350
                                                                        =======

         The Audit Committee has reviewed the above information and determined that Larson, Allen's provision of services billed under "all other fees" is compatible with maintaining Larson, Allen's independence.

         The Board Of Directors And Management recommend that you vote FOR ratification of the appointment of Larson, Allen, Weishair & Co., LLP as the Company's independent auditors.


Annual Report

         The Company previously delivered copies of its Annual Report for the year ended December 31, 2000, to shareholders of record on June 22, 2001. The Company is delivering a copy of its Annual Report together with this Proxy Statement to any Shareholder of record as of the record date who was not a shareholder of record on June 22, 2001. Stockholders are referred to the Annual Report for other information about the Company. The Annual Report is not incorporated in this proxy statement and is not part of the proxy soliciting materials.

Other Matters

         The Company is not aware of any other business to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, however, the enclosed Proxy confers discretionary authority with respect thereto.

Stockholder Proposals for 2002 Annual Meeting

         Any proposal by a stockholder to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company at the Company's principal executive offices, 1480 Route 9 North, Suite 204, Woodbridge, NJ 07095, no later than March 27, 2002, or, if the Company's 2002 Annual Meeting is held on or before July 22, 2002, such proposal must be received a reasonable time before the Company begins to print and mail its proxy materials.





                                            BY ORDER OF THE BOARD OF DIRECTORS



                                                        David Portman, Secretary

Dated:  July 27, 2001

Exhibit A

                        PACIFICHEALTH LABORATORIES, INC.
                             AUDIT COMMITTEE CHARTER


The audit committee shall be composed of three directors, two of whom shall be independent of management and free of any conflicts of interest.

       The audit committee shall provide assistance to the corporate directors relating to corporate financial reporting. The committee should maintain free and open communication between directors, the independent auditors, the internal auditors (if any) and the financial management of the corporation.

       In carrying out these responsibilities, the audit committee will:

       1. Screen the independent auditors to be selected. The audit committee should also review the auditors' independence and involvement in management consulting services, if applicable.

       2. Meet with the independent auditors and financial management to review the proposed audit scope each year and the procedures to be used. At the conclusion thereof, review the results including any comments or recommendations of the independent auditors.

           The audit committee should have, and make use of, an unrestricted line of communication with the independent public accountants.

      3. Determine through discussions with the independent auditors and company financial and accounting personnel, the adequacy and effectiveness of the internal auditing, accounting and financial controls of the corporation and elicit any recommendations that they may have for the improvement of such internal control procedures. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the committee should periodically review company policy statements in terms of their adequately. representing a code of conduct

      4. Prior to the release of the annual report to shareholders, the committee should review the financial statements with the independent auditors to determine that they are satisfied with the disclosure and content. Any changes in accounting principles should be reviewed.


      5. At all meetings of the audit committee, sufficient opportunity should be made available for the independent auditors to meet with members of the audit committee without members of the management present. Among items to be discussed in these meetings are the independent auditor's evaluation of the company's financial, accounting and auditing personnel, and the cooperation which the independent auditors received during the course of their audit.

      6. Minutes of all meetings of the audit committee shall be submitted to the board of directors.

      7. The committee should investigate matters brought to its attention, with the power to retain outside counsel when appropriate.

      8. The audit committee should oversee the quarterly reporting process, including communication with senior management and the independent auditors.

      9. The audit committee should become involved in all instances where management seeks outside expert opinion on significant accounting-related issues.

     10. If, and when, an internal audit function exists, the audit committee should review the function including proposed programs with the independent auditors, with particular attention to maintaining the best possible effective balance between independent and internal auditing resources.

Exhibit B

                        PACIFICHEALTH LABORATORIES, INC.

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999

                        PACIFICHEALTH LABORATORIES, INC.

                                TABLE OF CONTENTS

                           DECEMBER 31, 2000 AND 1999

                                                                           Page

Independent Auditor's Report                                                B-3

Financial Statements:
     Balance Sheets                                                         B-4
     Statements of Operations                                               B-5
     Statements of Stockholders' Equity                                     B-6
     Statements of Cash Flows                                               B-7

Notes to Financial Statements                                            B-8-17

                          INDEPENDENT AUDITOR'S REPORT




To the Board of Directors and Stockholders of PacificHealth Laboratories, Inc.


We have audited the accompanying balance sheets of PacificHealth Laboratories, Inc. as of December 31, 2000 and 1999, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PacificHealth Laboratories, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.





                                              LARSON, ALLEN, WEISHAIR & CO., LLP
Blue Bell, Pennsylvania
February 6, 2001

                        PACIFICHEALTH LABORATORIES, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999

                                     ASSETS

                                                                                   2000                    1999
                                                                                   ----                    ----
Current assets:
   Cash and cash equivalents                                                  $   170,491              $ 1,742,360
   Accounts receivable, net                                                       441,396                  538,837
   Inventories                                                                  1,652,693                  385,427
   Prepaid expenses                                                               162,466                   89,305
                                                                              -----------              -----------
       Total current assets                                                     2,427,046                2,755,929
                                                                              -----------              -----------
Property and equipment                                                             74,043                   84,339
                                                                              -----------              -----------
Other assets:
   Deposits                                                                        53,991                    3,991
                                                                              -----------              -----------
                                                                              $ 2,555,080              $ 2,844,259
                                                                              ===========              ===========



                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
   Current portion of long-term debt                                          $    47,741
   Accounts payable and accrued expenses                                          735,377              $   211,061
   Reserve for product replacement                                                                         161,062
                                                                              -----------              -----------
      Total current liabilities                                                   783,118                  372,123
                                                                              -----------              -----------
Commitments

Stockholders' equity:
   Common stock, $.0025 par value; authorized
     10,000,000 shares;  issued and outstanding
     4,646,367 shares in 2000 and 1999                                             11,616                   11,386
   Additional paid-in capital                                                  11,060,246               10,803,085
   Accumulated deficit                                                         (9,299,900)              (8,342,335)
                                                                              -------------            -----------
                                                                                1,771,962                2,472,136
                                                                              -----------              -----------
                                                                              $ 2,555,080              $ 2,844,259
                                                                              ===========              ===========




                 See accompanying notes to financial statements

                        PACIFICHEALTH LABORATORIES, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                                                  2000                      1999
                                                                                  ----                      ----
Revenues                                                                       $ 3,841,387               $ 2,112,399
                                                                               -----------               -----------

Cost of goods sold:
   Inventories, beginning                                                          385,427                   375,074
   Purchases                                                                     3,034,335                   880,119
                                                                               -----------               -----------
                                                                                 3,419,762                 1,255,193
   Less: inventories, ending                                                     1,652,693                   385,427
                                                                               -----------               -----------
                                                                                 1,767,069                   869,766
                                                                               -----------               -----------
Gross profit                                                                     2,074,318                 1,242,633
                                                                               -----------               -----------
Selling, general and administrative expenses                                     3,137,660                 2,798,873
Research and development                                                           222,728                   179,873
Amortization expense                                                                   928                     3,180
Depreciation expense                                                                40,195                    36,936
Provision for replacement of product                                              (115,573)                 (162,285)
                                                                               ------------              -----------
                                                                                 3,285,938                 2,856,577
                                                                               -----------               -----------
Net operating loss                                                              (1,211,620)               (1,613,944)
                                                                               -----------               -----------

Other income:
   Interest income                                                                  47,977                   105,036
                                                                               -----------               -----------
Loss before income taxes                                                        (1,163,643)               (1,508,908)

Provision (benefit) for income taxes                                              (206,078)                 (283,527)
                                                                               ------------              -----------

Net loss                                                                       $  (957,565)              $(1,225,381)
                                                                               ===========               ===========

Basic net loss per share of common stock                                       $      (.21)              $      (.27)
                                                                               ===========               ===========

Diluted net loss  per share of common stock                                    $      (.21)              $      (.27)
                                                                               ===========               ===========
Basic and diluted weighted average shares outstanding                            4,592,517                 4,554,367
                                                                               ===========               ===========



                 See accompanying notes to financial statements

                        PACIFICHEALTH LABORATORIES, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999



                                                                   Paid-in
                                                 Common          Stockholders'          Accumulated            Total
                                                 Stock            Capital                 Deficit             Equity
                                                -------          -----------            -----------         -----------
Balance, January 1, 1999                        $11,386          $10,803,085            $(7,116,954)        $ 3,697,517

Net loss for the year ended
 December 31, 1999                              -------          -----------             (1,225,381)         (1,225,381)
                                                                                        -----------         -----------

Balance, December 31, 1999                       11,386           10,803,085             (8,342,335)          2,472,136

Common stock issued                                 230              159,770                                    160,000

Fair value of non-employee
   stock options grants                                               55,180                                     55,180

Fair value of non-employee
   stock warrants grants                                              42,211                                     42,211

Net loss for the year ended
   December 31, 2000                                                                       (957,565)           (957,565)
                                                -------          -----------            -----------         -----------

Balance, December 31, 2000                      $11,616          $11,060,246            $(9,299,900)        $ 1,771,962
                                                =======          ===========            ===========         ===========




                 See accompanying notes to financial statements

                        PACIFICHEALTH LABORATORIES, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                                  2000                      1999
                                                                                  ----                      ----
Cash flows from operating activities:
   Net loss                                                                      $(957,565)              $(1,225,381)
   Adjustments to reconcile net loss to net
    cash used in operating activities:
      Depreciation                                                                  40,195                    36,936
      Amortization                                                                                             3,180
      Bad debts                                                                        790                       135
      Fair value of nonemployee stock options and warrants                          97,391
   Changes in assets and liabilities:
      (Increase) decrease in accounts receivable                                    96,652                  (268,299)
      (Increase) decrease in prepaid expenses                                      (73,161)                  120,160
      Increase in inventory                                                     (1,267,266)                  (10,353)
      Increase in deposits                                                         (50,000)
      Increase (decrease) in accounts payable and
        accrued expenses                                                           524,316                   (41,201)
      Decrease in reserve for product replacement                                 (161,062)                 (183,402)
      Decrease in customer deposits                                                                           (5,529)
                                                                               -----------               -----------
Net cash used in operating activities                                           (1,749,710)               (1,573,754)
                                                                               -----------               -----------

Cash flows for investing activities:
   Purchase of property and equipment                                              (29,900)                  (16,742)
                                                                               -----------               -----------
Cash flows from financing activities:
   Issuance of common stock                                                        160,000
   Proceeds (repayment) of note payable                                             47,741                   (82,264)
                                                                               -----------               -----------
Net cash provided by (used in) financing activities                                207,741                   (82,264)
                                                                               -----------               -----------
 Net decrease in cash                                                           (1,571,869)               (1,672,760)

Cash and cash equivalents, beginning balance                                     1,742,360                 3,415,120
                                                                                ----------               -----------
Cash and cash equivalents, ending balance                                      $   170,491                $1,742,360
                                                                               ===========               ===========



                 See accompanying notes to financial statements

                        PACIFICHEALTH LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999



NOTE 1            BUSINESS

                  PacificHealth Laboratories, Inc. (the Company or PHL) was incorporated in April 1995 to develop and market dietary supplements that improve and promote health and well being and can be offered for sale without prior approval by The Food and Drug Administration in compliance with current regulatory guidelines. The Company's first product, ENDUROX(R) was introduced in March 1996, and commercial sales began in May 1996. In March 1997, the Company extended the ENDUROX line of products with ENDUROX ProHeart(R) and ENDUROX EXCEL(R). Prosol Plus(TM), a product marketed to sustain emotional balance and promote a positive frame of mind, was introduced in December 1997. In February 1999, PHL introduced ENDUROX(R)R4(TM) Performance/Recovery Drink, the latest in the Company's ENDUROX line of products, which demonstrated a number of exercise related benefits in clinical studies, including enhanced performance and extended endurance, decreased post-exercise muscle stress, and reduced free radical build-up. The Company introduced a new product, Satietrol(R), that will compete in the market for weight loss and weight control products, in 2000. The Company operates in only one business segment.


NOTE 2            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Cash and cash equivalents
                  -------------------------

                  For purposes of reporting cash flows, the Company considers all cash accounts and money market mutual funds, which are not subject to withdrawal restrictions or penalties, and certificates of deposit and commercial paper with original maturities of 90 days or less to be cash or cash equivalents.

                  Accounts receivable
                  -------------------

                  The Company provides an allowance for doubtful accounts, as needed, for accounts deemed uncollectible.

                  Inventory
                  ---------

                  Inventory is recorded at the lower of cost or market using the first-in, first-out (FIFO) method.

                  Equipment and depreciation
                  --------------------------

                  Property and equipment are carried at cost. Depreciation is calculated using the straight-line method over their estimated useful lives ranging from 2 to 5 years.

                        PACIFICHEALTH LABORATORIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2000 AND 1999


NOTE 2            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  Depreciation expense for the years ended December 31, 2000 and 1999 was $40,195 and $36,936, respectively.

                  Use of estimates
                  ----------------

                  The preparation of the accompanying financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

                  Earnings (loss) per share
                  -------------------------

                  In 1997, the Financial Accounting Standards Board issued SFAS No. 128, Earnings per Share. SFAS No. 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share, respectively. Unlike the previously reported primary earnings per share basic earnings per share excludes the dilutive effects of stock options. Diluted earnings per share is similar to the previously reported fully diluted earnings per share. Earnings per share amounts for all periods presented have been calculated in accordance with requirements of SFAS No. 128. For the year ended December 31, 2000 and 1999, the computation of diluted loss per share was antidilutive; therefore, the amounts reported for basic and dilutive loss per share were the same.

                  Revenue recognition
                  -------------------

                  Revenue from product sales is recognized upon shipment to customers. Provisions for discounts and rebates to customers, and returns and other adjustments are provided for in the same period the related sales are recorded.

                  Research and development
                  ------------------------

                  Research and development costs consist of expenditures incurred by the Company during the course of planned search and investigation aimed at the discovery of new knowledge which will be used to develop and market natural products which improve health and well being. The Company expenses all such research and development costs as they are incurred.

                  Advertising costs
                  -----------------

                  Advertising costs are charged to operations in the year incurred and totaled $1,678,796 and $1,533,108 in 2000 and 1999, respectively.

                        PACIFICHEALTH LABORATORIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2000 AND 1999


NOTE 2            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  Income taxes
                  ------------

                  Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of balance sheet items for financial and income tax reporting. There is no difference between the basis for financial and income tax reporting, thus no deferred tax asset or liability was recorded.

                  Recent accounting pronouncement
                  -------------------------------

                  In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133, which is effective, as amended, for all quarters in fiscal years beginning after December 31, 2000, establishes accounting and reporting standards for derivative financial instruments and hedging activities related to those instruments, as well as other hedging activities. As the Company does not currently engage in derivative or hedging activities, the adoption of this standard is not expected to have a significant impact on the Company's financial statements.

                  In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101 (SAB 101), Revenue Recognition in Financial Statements. In June 2000, the SEC staff amended SAB 101 to provide registrants with additional time to implement SAB 101. The Company adopted SAB No. 101 effective October 2000. The impact on the Company's financial statements was not material.

                  In March 2000, the FASB issued FASB Interpretation No. 44 (FIN
                  44), Accounting for Certain Transactions Involving Stock Compensation. The Company adopted FIN 44 effective July 1, 2000 with respect to certain provisions applicable to new awards, exchanges of awards in a business combination, modifications to outstanding awards, and changes in grantee status that occur on or after that date. FIN 44 addresses practice issues related to the application of Accounting Practice Bulletin Opinion No. 25, Accounting for Stock Issued to Employees. The impact on the Company's financial statements was not material.


NOTE 3            ACCOUNTS RECEIVABLE

                                                                                2000                      1999
                                                                                ----                      ----
                   Accounts receivable                                        $443,671                  $540,322
                   Allowance for doubtful accounts                               2,275                     1,485
                                                                              --------                  --------
                                                                              $441,396                  $538,837
                                                                              ========                  ========

                        PACIFICHEALTH LABORATORIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2000 AND 1999



NOTE 4            INVENTORIES

                  Inventories at December 31, 2000 and 1999 consisted of the following:

                                                                                2000                       1999
                                                                                ----                       ----
                           Raw materials                                      $  194,647
                           Work-in-process                                       311,475                  $ 68,404
                           Finished goods                                      1,146,571                   317,023
                                                                              ----------                  --------
                                                                              $1,652,693                  $385,427
                                                                              ==========                  ========

                  In 1997, the Company reformulated the original ENDUROX product into a caplet, rather than a capsule, because the capsule form was very hygroscopic and became altered in size and color in conditions of high heat and humidity. At June 30, 1997, the Company estimated a reserve for charges resulting from exchanging its retailers' inventory of capsules for caplets or issuing a credit refund for returned capsules. At the end of each quarter, management compares the reserve's balance to a current estimate of capsule exchange/credit refund exposure. During 2000, the Company estimated that its remaining capsule exchange for caplets and/or credit refunds would not exceed $-0-. As a result, the Company reduced its reserve in 2000 and 1999 by $115,573 and $162,285, respectively, and offset net loss by taking that amount back into income. At December 31, 2000 and 1999, the balance in the reserve for product replacement was $-0- and $161,062, respectively.

                  In December 1998, management decided to write-off a majority of its Endurox ProHeart finished goods and work-in-process inventories due to obsolescence. The Company determined that the product's lack of sales movement, coupled with the timing of its product expiration dates, indicated a high probability that the product would not be saleable into the near future. The obsolete inventory write-off was charged to cost of goods sold in the amount of $350,706 and the finished goods and work-in-process inventories were reduced by $139,628 and $211,078, respectively. In December 1999, management decided to write-off the remaining ENDUROX ProHeart finished goods inventory due to obsolescence. The obsolete inventory write-off was charged to cost of goods sold and the finished goods inventory was reduced in the amount of $40,851.

NOTE 5            PROPERTY AND EQUIPMENT

                                                                                2000                      1999
                                                                                ----                      ----
                           Furniture and equipment                              $200,553                  $184,512
                           Molds and dies                                         70,375                    56,517
                                                                                --------                  --------
                                                                                 270,928                   241,029
                           Less: accumulated depreciation                        196,885                   156,690
                                                                                --------                  --------
                                                                                $ 74,043                  $ 84,339
                                                                                ========                  ========

                        PACIFICHEALTH LABORATORIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2000 AND 1999


NOTE 6            LONG-TERM DEBT:

                  Installment note payable to insurance
                  finance company due in monthly installments
                  of $5,536, including interest at 10.35%
                  through October 2001                                  $ 47,741

                  Less: current portion                                   47,741
                                                                        --------

                  Long-term debt                                        $      0
                                                                        ========

NOTE 7            STOCK

                  Capital stock
                  -------------

                  The total number of shares of all classes of stock which the Company has authority to issue is 11,000,000 shares, consisting of (a) ten million (10,000,000) shares of Common Stock, par value $.0025 per share, and (b) one million (1,000,000) shares of Preferred stock, par value $.01 per share. The preferred stock may be issued in one or more series, and may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions as shall be stated in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors of the Company, from time to time.


NOTE 8            COMMITMENTS

                  Strategic Alliance Agreement
                  ----------------------------

                  In connection with its organization in 1995, the company entered into an exclusive relationship with the Institute of Nutrition & Food Hygiene (INFH) of the Chinese Academy of Preventative Medicine in Beijing, People's Republic of China. Under this relationship, in exchange for a royalty on net sales of products utilizing natural constituents exported from China or developed in China, the INFH granted to the Company the right to commercialize within and outside of China all products identified and developed by the Company and the INFH based upon natural Traditional Chinese Medicine herbs and other natural agents. The Company's royalty obligations to the INFH are conditioned upon the Company first achieving a specified level of profits. To date, the Company has not incurred any obligation for royalties to the INFH.

                        PACIFICHEALTH LABORATORIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2000 AND 1999


NOTE 8            COMMITMENTS (Continued)

                  Employment agreement
                  --------------------

                  The Company entered into a two-year employment contract on January 1, 2001, with the Chairman and CEO that provides for minimum annual compensation of $200,000. The Company is the beneficiary of a keyman life insurance policy (on the Chairman's life) for $2,000,000.

                  Rent
                  ----

                  On February 3, 1998, the Company signed a new lease agreement with the new owners of its office building. The new lease provides for the rental of 3,684 square feet.



                  Minimum annual rentals, including utilities, for each year subsequent to December 31, 2000 are as follows:

                  Year Ending
                  December 31,
                  ------------

                          2001                     $ 60,166
                          2002                       60,780
                          2003                        5,065
                                                   --------
                                                   $126,011
                                                   ========

NOTE 9            INCENTIVE STOCK OPTION PLAN

                  In 1995, the Company established an incentive stock option plan (the Plan). In addition to the Plan, the Company issued stock options pursuant to contractual agreements. In 2000 and 1999, 413,000 and 586,000, options, respectively, were granted to certain officers, spokespersons and/or consultants to the Company. Exercise prices on the options granted in 1999 range from $1.25 to $2.25 per common share and vest over varying periods of time. Exercise prices on the options granted in 2000 range from $2.00 to $3.50 per common share and vest over varying periods of time. All issuances were granted at the fair market value of the Company's common stock at time of grant. As of December 31, 2000, 92,000 options have been exercised.

                  In 2000, the Company established another stock option plan, since the shares of common stock set aside for the 1995 plan options will be fully granted. As of December 31, 2000, no options have been granted under this 2000 plan.

                        PACIFICHEALTH LABORATORIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2000 AND 1999


NOTE 9          INCENTIVE STOCK OPTION PLAN (Continued)

                Transactions since inception are as follows:

                                                                              Exercise Price    Weighted Average
                                                 Option         Vested          Per Vested      Exercise Price Per
                                                 Shares         Shares         Common Share     Vested Common Share
                                                 ------         ------        --------------    -------------------
                Balance, January 1, 1999       1,391,700      1,050,034

                Granted during the year          586,000        242,833         $1.25 - $6.00           $4.84
                                              ----------     ----------

                Balance, December 31, 1999     1,977,700      1,292,867                                 $3.91

                Granted during the year          413,000        873,667         $1.25 - $6.00           $3.625
                Exercised during the year        (92,000)       (92,000)

                Expired during the year         (300,000)      (300,000)
                Cancelled during the year       (136,000)       (44,334)
                                              -----------    -----------

                Balance, December 31, 2000     1,862,700      1,730,200                                 $3.74
                                               =========      =========

                The Company accounts for stock-based compensation in accordance with SFAS No. 123, Accounting for Stock-Based Compensation which permits the use of the intrinsic value method described in APB Opinion No. 25, Accounting for Stock Issued to Employees, and requires the Company to disclose the pro forma effects of accounting for stock-based compensation using the fair value method as described in the optional accounting requirements of SFAS No. 123. As permitted by SFAS No. 123, the Company will continue to account for stock-based compensation under APB Opinion No. 25, under which the Company has recognized no compensation expense for employee granted options and recognized an expense for non-employee granted options by the Company during 2000 and 1999. Total expense recognized for non-employee granted options was $55,180 and $0, respectively

                Had compensation cost for the Company's stock option plan been determined based on the fair value of the Company's common stock at the dates of awards under the fair value method of SFAS No. 123, the Company's net loss and net loss per common share would have been reduced to the pro forma amounts indicated below.

                                                                          2000                      1999
                                                                          ----                      ----
                   Net loss:
                      As reported                                         $(957,565)            $(1,225,381)
                      Pro forma                                         $(1,611,410)            $(1,640,332)

                   Net loss per common share:                                 2000                    1999
                                                                              ----                    ----
                      As reported                                           $ (.21)                  $ (.27)
                      Pro forma                                             $ (.35)                  $ (.36)

                        PACIFICHEALTH LABORATORIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2000 AND 1999

NOTE 9            INCENTIVE STOCK OPTION PLAN (Continued)

                  The weighted-average fair value of options granted in 2000 and 1999 were $.82 and $.45, respectively.

                  Significant assumptions used to calculate the above fair value of the awards are as follows:

                                                            2000        1999
                                                            ----        ----

                  Risk free interest rates of return        6.00%       5.00%
                  Expected option life                    60 months   60 months
                  Volatility                                  40%         20%
                  Expected dividends                          $ 0         $ 0


NOTE 10           WARRANTS

                  During 2000, the Company granted warrants for the purchase of 149,750 shares of the Company's common stock at exercise prices ranging between $3.438 to $6.25 per common share. The warrants expire at the close of business on July 18, 2001 (22,000 warrants exercisable at $3.438 per share, 113,750 warrants exercisable at $3.75 per share, 14,000 warrants exercisable at $6.25 per share). As of December 31, 2000, 149,750 warrants were outstanding and no warrants had been exercised during the year. The total expense recognized by the Company during 2000 for these non-employee warrants was $42,211.

NOTE 11           INCOME TAXES

                  Income tax provision (benefit) consists of the following:

                                                    2000            1999
                                                    ----            ----
                       Current:
                          Federal                 $       0      $       0
                          State                    (206,078)      (283,527)
                                                  ---------      ---------
                                                   (206,078)     $(283,527)
                                                  ---------      ---------

                       Deferred:
                          Federal                 $       0      $       0
                          State                           0              0
                                                  ---------      ---------
                                                  $       0      $       0
                                                  =========      =========


                  The Company has $8,932,008 in Federal net operating loss carryovers, which can be used to offset future taxable income. The net operating loss carryforwards expire in the year 2030.

                  During 1999, the New Jersey Economic Development Authority established the Tax Benefit Transfer Program. This program permits new or expanding emerging

                        PACIFICHEALTH LABORATORIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2000 AND 1999

NOTE 11           INCOME TAXES (Continued)

                  technology and biotechnology corporations located in New Jersey to "sell" unused New Jersey net operating loss (NOL) deductions to other corporations who have taxable income in New Jersey for at least 80% of their tax benefit value. The State established a maximum amount of allowable NOL's that could be sold during 2000 and 1999 and allocated this sum among all of the qualifying companies.

                  In 2000, the Company received its certification under this program and was able to sell $2,862,200 worth of its New Jersey NOL's for 80% of their tax benefit value ($257,598) for a total of $206,078. The Company has $1,010,278 of state net operating loss carryovers which can be used to offset future taxable income. The net operating loss carryforwards expire in the year 2014.

                  In 1999, the Company received its certification under this program and was able to sell $4,200,400 worth of its New Jersey NOL's for 75% of their tax benefit value ($378,036) for a total of $283,527. The Company has $3,868,458 of state net operating loss carryovers which can be used to offset future taxable income. The net operating loss carryforwards expire in the year 2013.

                  The components of the Company's deferred tax assets are as follows:

                                                           2000         1999
                                                           ----         ----

                  Net operating loss carryforwards     $ 3,215,000  $ 2,890,000
                  Valuation allowance                   (3,215,000)  (2,890,000)
                                                       -----------  -----------

                  Deferred tax asset                   $         0  $         0
                                                       ===========  ===========


NOTE 12           RESEARCH AND DEVELOPMENT COSTS

                  For the year ended December 31, 2000 and 1999, research and development costs expensed were $222,728 and $179,873, respectively.

NOTE 13           FINANCIAL INSTRUMENTS

                  Concentration of credit risk
                  ----------------------------

                  Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade accounts receivable.

                  The Company has concentrated its credit risk for cash by maintaining substantially all of its depository accounts in a single financial institution. Accounts in the bank are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At various times throughout the year the Company had cash balances in

                        PACIFICHEALTH LABORATORIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2000 AND 1999

NOTE 13           FINANCIAL INSTRUMENTS (Continued)

                  this financial institution that exceeded the FDIC limit. The financial institution has a strong credit rating, and management believes that credit risk relating to these deposits is minimal.

                  Cash equivalents consist of money market mutual funds maintained in an account with the investment division of the above financial institution. The financial institution has a strong credit rating and management believes that credit risk relating to these cash equivalents is minimal.

                  While the Company does not require collateral on its trade accounts receivable, credit risk is limited due to major retailers in the health and well being industry comprising the Company's customer base. Historically, the Company has not suffered significant losses with respect to trade accounts receivable.

                  Fair value of financial instruments
                  -----------------------------------

                  Cash, cash equivalents, accounts receivable, accounts payable and long-term debt approximate their fair values due to the short maturity of these instruments.


NOTE 14           SIGNIFICANT CUSTOMERS

                  For the year ended December 31, 2000, the Company had revenues from one customer which accounted for approximately 44% of total revenue. Accounts receivable outstanding related to these sales at December 31, 2000 were $316,663 which amounted to 72% of total receivables.

                  For the year ended December 31, 1999, the Company had revenues from one customer, which accounted for approximately 55% of total revenue.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS


FORWARD-LOOKING STATEMENTS


         This annual report on Form 10-KSB contains statements relating to future results of the Company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in political and economic conditions; demand for and market acceptance of new and existing products, as well as other risks and uncertainties detailed from time to time in the filings of the Company with the Securities and Exchange Committee.
--------------------------------------------------------------------------------



(a)      Introduction

          PacificHealth Laboratories, Inc. was incorporated in April 1995 to develop and market dietary supplements that improve and promote health and well being and can be offered for sale without prior approval by The Food and Drug Administration in compliance with current regulatory guidelines. Our first product, ENDUROX was introduced in March 1996, and commercial sales began in May 1996. In March 1997, we extended the ENDUROX line of products with ENDUROX ProHeart and ENDUROX EXCEL. Prosol Plus, a product marketed to sustain emotional balance and promote a positive frame of mind, was introduced in December 1997. In March 1999, we launched ENDUROX R4 Performance/Recovery Drink, the latest in our ENDUROX line of products, which demonstrated a number of exercise related benefits in clinical studies, including enhanced performance and extended endurance, decreased post-exercise muscle stress, and reduced free radical build-up. In April 2000, we introduced a new product, SATIETROL, that will compete in the approximately $50 billion market for weight loss and weight control products, goods and services. In the 2nd quarter of 2001, we expect to launch ACCELERADE, a new generation of sports drink products that uses the ENDUROX R4 patented technology.

(b)      Results of Operations - Years Ended December 31, 2000 and 1999

         The Company incurred a net loss of $957,566 or $0.21 per share for the year ended December 31, 2000, compared to a net loss of $1,225,381 or $0.27 per share for the year ended December 31, 1999. The reduction in our net loss for the year ended December 31, 2000 is due primarily to increased sales. The Company's net losses were reduced by $115,573 and $162,285, in the years ended December 31, 2000 and 1999, respectively, from the losses the Company would otherwise have incurred by the reduction of our reserve for the return or exchange of certain of our original ENDUROX line of products in those amounts. Net losses were also reduced by the sale of certain tax benefits for $206,078 and $283,527, respectively, in the years ended December 31, 2000 and 1999. Per share, the effect of the last two items above was to reduce our net loss for 2000 by $0.07 and for 1999 by $0.10 in the aggregate. These two items are described in greater detail below.

         Revenues for the year ended December 31, 2000 were $3,841,387 compared to $2,112,399 for the same period in 1999. Revenue increases during 2000 were due to the increase of 25% in sales of our ENDUROX R4 Performance/Recovery Drink, which was introduced in March 1999, as well as sales of $1,628,797 of our new weight loss product, SATIETROL. These more than offset decreases in sales of other ENDUROX products. The following table provides additional information concerning our revenues in 2000 and 1999:


                                                Revenues
                               -------------------------------------------------
                                            ENDUROX R4
                               ENDUROX &    Performance
                               ENDUROX      Recovery
Year Ended                     EXCEL        Drink         SATIETROL     Other(1)
-------------------------------------------------------------------------------
December 31, 2000             $662,397      $1,639,759    $1,628,797   ($89,566)
                              ========      ==========    ==========   ========

December 31, 1999             $766,428      $1,308,272    $    - 0 -    $37,699
                              ========      ==========    ==========    =======


      (1)Sales revenues reported for the years ended December 31, 2000 and December 31,1999 are net of credits of $97,618 and $84,474, respectively, for the return of certain discontinued products. We discontinued marketing ENDUROX ProHeart and PROSOL PLUS in 1999 because we believed that our advertising dollars would be better used promoting new products that compete in categories having greater sales potential. We do not anticipate material credits for the return of these products after 2000.

         Our gross profit margin decreased from 58.8% for the year ended December 31, 1999 to 54.0% for the year ended December 31, 2000 because of a decrease in the gross profit margin on ENDUROX R4, the introduction of SATIETROL into our product mix, and less sales as a percentage of total sales (17% of sales in 2000 vs. 36% of sales in 1999), of the original ENDUROX caplet products. When ENDUROX R4 was first introduced in 1999, it was only available in one size and one flavor. Since then, we have expanded that line to include several size canisters and flavors, both of which served to increase our cost of goods sold for ENDUROX R4 products. In addition, SATIETROL has a lower gross margin than the original ENDUROX and ENDUROX R4 product lines as this product competes in the highly competitive weight loss products segment resulting in competitive pricing pressures. The original ENDUROX caplet products have a higher gross profit margin than the other product lines. As sales of these original ENDUROX products decreases as a percentage of total sales, the overall gross profit margin decreases.

         Our selling, general and administrative expenses increased from $2,798,873 for the year ended December 31, 1999 to $3,137,661 for the year ended December 31, 2000. The approximate $338,000 net increase in S,G & A for the comparable period is presented by major identifiable areas in the following table:

S, G & A expense category                             $ change from 1999 to 2000
-------------------------                             --------------------------
Spokespersons' Fees                                       Decrease of $185,000
Print/Radio Advertising                                   Increase of $325,000
Consultants                                               Increase of $150,000
Investor Relations                                        Increase of $ 70,000
Legal                                                     Increase of $ 50,000
Salaries                                                  Decrease of $ 72,000
                                                                      --------
Net increase for the year ended 2000 from 1999:                       $338,000
                                                                      ========

Additional details concerning these changes in expenses are as follows:

o Spokesperson's Fees decreased as we eliminated certain spokespersons from promoting our products.

o Print/Radio Advertising increased with the introduction of SATIETROL. We advertised this new product in regional and national newspapers as well as in radio advertisements in select markets. This type of advertising is more expensive than advertising for the ENDUROX products which is done primarily in magazines for its niche markets.
o Consultants' expenses increased as accounting rules forced us to expense the fair-market value of stock options given to outside consultants which amounted to $97,000. In addition, we entered into a 5-month contract with our former CFO after his retirement in order to maintain an orderly transition.
o Investor Relations costs increased as we reverted back to outsourcing this function.
o    Legal increased due to our increased level of patent filings.
o Salaries decreased as we eliminated certain positions and increased efficiencies throughout the staff.

         Research and development expenses increased from $179,873 for the year ended December 31, 1999 to $222,728 for the year ended December 31, 2000 due to the research and development program associated with the SATIETROL product line. This increased level of research and development led to the filing of three additional patents as noted above in Item 1(b)(vii) - Patents and Trademarks. We anticipate that these research and development costs will continue at this level as we broaden both the SATIETROL and ENDUROX R4 product lines.

         As previously noted in paragraph (b) in this Item, our net losses for 2000 and 1999 were reduced as a result of a reduction in our reserve for the return or exchange of certain products. These adjustments were based upon our estimates of our future costs for product replacement at year-end 2000 and 1999. We reduced our reserve by $115,573 and $162,285 for the years ended December 31, 2000 and December 31, 1999, respectively, and offset our net loss by taking back into income these amounts. As of December 31, 2000, we believed circumstances no longer required a product replacement reserve and therefore eliminated this reserve as of December 31, 2000. In addition, during 1999, the New Jersey Economic Development Authority established the Tax Benefit Transfer Program. Pursuant to this program, the Company was qualified by the state to sell a portion of its unused New Jersey net operating loss deductions to other corporations having taxable income in New Jersey. In December 2000 we received $206,078 and in December 1999 we received $283,527 as payment for the sale of these New Jersey tax deductions. These payments were included in income and therefore offset our net loss for the years ended December 31, 2000 and December 31, 1999. The Company has additional New Jersey net operating loss deductions of approximately $1,960,000 that the Company may sell for approximately $140,000 should the Company determine sale would be more beneficial than prospective use by the Company.


(c)      Liquidity and Capital Resources

         At December 31, 2000, the Company's current assets exceeded its current liabilities by approximately $1.64 million with a ratio of current assets to current liabilities of approximately 3.1 to 1 versus a ratio of approximately
7.4 to 1 at December 31, 1999. The decrease in current ratio was attributable primarily to the net loss for the year ended December 31, 2000. Accounts receivable were lower at December 31, 2000 compared to December 31, 1999 as sales were lower in the fourth quarter 2000 than in the fourth quarter of 1999. Inventory levels were substantially higher at December 31, 2000 compared to December 31, 1999 in order to support both actual and anticipated increased sales levels. The initial response to SATIETROL upon its introduction in April 2000 was very positive and inventory was purchased to meet sales based on sales growth we anticipated from the original response. We have also built SATIETROL inventory in anticipation of the coming diet season that begins after December 31, 2000.

         We are currently seeking an additional $1,500,000 equity/debt financing in order to fund our expected growth. We have no commitments for significant capital expenditures over the next 12 months. The largest expenditures now contemplated (apart from expenses necessary to support current levels of sales, general and administrative costs) are advertising and promotional expenditures associated with the continued development of SATIETROL sales and to fund the continued launch of our SATIETROL COMPLETE meal replacement product launched in January 2001. We are also seeking additional equity to fund the launch of additional flavors for ENDUROX R4 and to fund the launch of ACCELERADE in the first quarter of 2001. Without adequate financing, sales and corporate growth may be limited.


(d) Impact of Inflation

         The Company expects to be able to pass inflationary increases for raw materials and other costs on to its customers through price increases, as required, and does not expect inflation to be a significant factor in its business. However, the Company's operating history is very limited, and this expectation is based more on observations of its competitors' historic operations than its own experience.

(e) Seasonality

         Sports nutrition products tend to be seasonal, especially in the colder climates. Lower sales are typically realized during the first and fourth quarters and higher sales are typically realized during the second and third fiscal quarters. We also plan our advertising and promotional campaigns for the Endurox products around these seasonal demands. Weight loss products also have seasonality with greater sales seen in the first and second quarters following New Year's resolutions and people getting in shape for the summer. Similarly, advertising and promotional expenditures for Satietrol are designed to take advantage of this seasonality. The Company believes that the impact of new product introductions and marketing expenses associated with the introduction of new products will have a far greater impact on its operations than industry and product seasonality.

(f)  Impact of Recently Issued Financial Accounting Standards

         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133, which is effective, as amended, for all quarters in fiscal years beginning after June 15, 2000, establishes accounting and reporting standards for derivative financial instruments and hedging activities related to those instruments, as well as other hedging activities. As the Company does not currently engage in derivative or hedging activities, the adoption of this standard is not expected to have a significant impact on the Company's financial statements.

         In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101 (SAB 101), Revenue Recognition in Financial Statements. In June 2000, the SEC staff amended SAB 101 to provide registrants with additional time to implement SAB 101. The Company adopted SAB No. 101 effective October 2000. The impact on the Company's financial statements is not expected to be material.

         In March 2000, the FASB issued FASB Interpretation No. 44 (FIN 44), Accounting for Certain Transactions Involving Stock Compensation. The Company will be required to adopt FIN 44 effective July 1, 2000 with respect to certain provisions applicable to new awards, exchanges of awards in a business combination, modifications to outstanding awards, and changes in grantee status that occur on or after that date. FIN 44 addresses practice issues related to the application of Accounting Practice Bulletin Opinion No. 25, Accounting for Stock Issued to Employees. The Company has not completed its determination of the impact of the adoption of this new accounting standard on its financial position to results of operations.



           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

         None.

                        PACIFICHEALTH LABORATORIES, INC.
                          1480 ROUTE 9 NORTH, SUITE 204
                              WOODBRIDGE, NJ 07095
       PROXY - Annual Meeting of Shareholders - Wednesday, August 22, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints Robert Portman and Stephen P. Kuchen, or either of them, proxy, with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated below, all the Common Shares of
PacificHealth Laboratories, Inc. held of record by the undersigned on July 20,
2001 at the Annual Meeting of Shareholders to be held on Wednesday, August 22,
2001 or at any adjournment thereof.
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
  1. ELECTION OF DIRECTORS.
            FOR all nominees listed               WITHHOLD AUTHORITY to vote
             below (except as marked to            for all nominees listed below
             the contrary below)
      INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
      NOMINEE'S  NAME IN THE LIST BELOW:
           Robert Portman, Stephen P. Kuchen, David Portman, T. Colin Campbell and Irving Tabachnick

 2. PROPOSAL TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK TO 50,000,000.
          FOR                     AGAINST                       ABSTAIN

 3. PROPOSAL TO RATIFY THE APPOINTMENT OF LARSON, ALLEN, WEISHAIR & CO., LLP AS THE INDEPENDENT PUBLIC
      ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.
                   FOR                     AGAINST                       ABSTAIN
                                  (Continued, and to be signed, on Reverse Side)
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
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

(Continued from other side)
4. In their discretion, the Proxies are authorized, to the extent permitted by the rules of the Securities and Exchange
   Commission, to vote upon such other business as may properly come before the meeting or any adjournment.

INSTRUCTIONS: TO WITHHOLD SUCH AUTHORITY, CHECK THE FOLLOWING BOX.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED FOR ELECTION AS
DIRECTORS; FOR PROPOSAL 2; FOR PROPOSAL 3; AND IN ACCORDANCE WITH THE PROXIES' JUDGMENT UPON OTHER MATTERS
PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

   Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                                                                Date _______________________________

                                                                                                     _______________________________
                                                                                                               Signature

                                                                                                     _______________________________
                                                                                                       Signature, if held jointly
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